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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-75878, 333-85385, 333-96079, 333-94509, 333-66280, 333-71682, 333-74460, 333-76840, 333-86166, 333-89550 and 333-89880 on Form S-3 and Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573, 333-81239, 033-48411, 033-63638, 033-68144, 033-91074, 333-85383, 333-36272, 333-58922, 333-72014 and 333-87810 on Form S-8 of Activision, Inc. of our report dated May 5, 2000, except as to Note 6 which is as of April 1, 2001, and the first paragraph of Note 14, which is as of November 6, 2001, relating to the consolidated statements of operations, changes in shareholders' equity, and cash flows of Activision, Inc. for the year ended March 31, 2000, and the related financial statement schedule for the year ended March 31, 2000, which report appears in the March 31, 2002 annual report on Form 10-K of Activision, Inc.

KPMG LLP

Los Angeles, California
June 27, 2002

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS